Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of AcelRx Pharmaceuticals, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of AcelRx Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

April 6, 2020